As filed with the Securities and Exchange Commission on February 13, 2007
Registration No. 333-121258

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
on
FORM S-1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	6798	94-2432628
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
423 West 55th Street, 12th Floor
New York, NY 10019
(212) 949-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William S. Friedman
Chairman of the Board and Chief Executive Officer
423 West 55th Street, 12th Floor
New York, NY 10019
(212) 949-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

With copies to:

Kathryn Mansfield
Executive Vice President,	James E. O’Bannon
General Counsel and Secretary	Jones Day
3100 Monticello Avenue, Suite 200	2727 North Harwood Street
Dallas, Texas 75205	Dallas, Texas 75201
(214) 599-2200	(214) 220-3939

Approximate date of commencement of proposed sale to the public:
Not applicable. Deregistration of unsold securities.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___

SIGNATURES

Deregistration of Securities
     On December 15, 2004, Tarragon Corporation (the “Company”) filed this registration statement (as amended, the “Registration Statement”) providing for the offer and resale by the selling securityholders named in the Registration Statement of up to $62 million in aggregate principal amount of the Company’s 8% Senior Convertible Notes due 2009 (“Notes”) and/or the shares of the Company’s common stock, par value $.01 per share (“Common Stock”), issuable upon conversion of the Notes.
     The Company was contractually obligated to register resales of the Notes and Common Stock and to maintain the Registration Statement’s effectiveness until the expiration of the required holding period with respect to the Notes and the Common Stock under Rule 144(k) under the Securities Act of 1933. As of the date hereof, this required holding period has expired. Accordingly, the Company is filing this Post-Effective Amendment No. 3 to deregister $5,750,000 in aggregate principal amount of the Notes and 1,059,000 shares of Common Stock issued or issuable upon conversion of the Notes that have not been resold hereunder.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 13, 2007.

TARRAGON CORPORATION
By:	/s/ William S. Friedman
William S. Friedman,
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on February 13, 2007.

Signature	Title
/s/ William S. Friedman William S. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Erin D. Pickens	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Stephanie D. Buffington Stephanie D. Buffington	Director of Financial Reporting (Principal Accounting Officer)
* Willie K. Davis	Director
* Richard S. Frary	Director
* Lance Liebman	Director
* Robert C. Rohdie	Director
* Robert P. Rothenberg	Director

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Signature	Title
* Lawrence G. Schafran	Director
* Raymond V. J. Schrag	Director
Martha E. Stark	Director
* Carl B. Weisbrod	Director
     William S. Friedman, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 3 to the Registration Statement on behalf of the above-named directors and officers of Tarragon Corporation on this 13th day of February, 2007, pursuant to powers of attorney executed on behalf of such director and/or officer, and previously filed with the Securities and Exchange Commission.

*By:	/s/ William S. Friedman
William S. Friedman, Attorney-in-Fact

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